UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 29, 2014

VIEWPOINT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1309 W. 15th Street, Plano, Texas		75075
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
On November 25, 2013, ViewPoint Financial Group, Inc. (the “Registrant”) entered into a definitive agreement (the “Merger Agreement”) with LegacyTexas Group, Inc. (“LegacyTexas”), pursuant to which LegacyTexas will be merged with and into the Registrant (the “Merger”). On June 17, 2014, the Registrant issued a press release announcing that additional time would be required to obtain regulatory approvals and to satisfy customary closing conditions necessary to complete the Merger, and that the parties had jointly extended the Merger Agreement to August 31, 2014, pursuant to its terms.  Current Reports on Form 8-K were filed by the Registrant with the Securities and Exchange Commission (the "SEC") on November 25, 2013 and June 17, 2014, announcing the Merger and the extension of the Merger, respectively.

As of August 29, 2014, the required regulatory approvals had not been obtained.  As a result, the Registrant and LegacyTexas amended the Merger Agreement (the “Amendment”), as follows:

•	to extend the Merger Agreement to December 31, 2014 ;

•
to provide that the closing date of the Merger shall take place within five (5) business days after the receipt of all necessary regulatory approvals (including the expiration or termination of any mandatory waiting periods); and

•
to allow LegacyTexas to make: (i) a cash distribution to its shareholders of $942,000; and (ii) immediately prior to the effective time of the Merger, an additional cash distribution to its shareholders of $942,000 if the transaction does not close on or before the Registrant's ex-dividend date for the payment of its regularly scheduled quarterly cash dividend for the third quarter of 2014 (estimated to be on or around November 1, 2014) and nonrecurring charges, assessments or costs incurred or proposed during such period that are not deductible for federal income tax purposes (other than customary transaction expenses) do not exceed $2.5 million.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The press release issued on August 29, 2014 announcing the Amendment is attached to this report as Exhibit 99.1.

In connection with the proposed merger between the Registrant and LegacyTexas, the Registrant has filed with the SEC a registration statement on Form S-4, which was declared effective by the SEC on April 9, 2014. The registration statement includes a proxy statement/prospectus, which was mailed in definitive form to the shareholders of LegacyTexas on April 15, 2014. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN, OR WILL CONTAIN, AS THE CASE MAY BE, IMPORTANT INFORMATION ABOUT LEGACYTEXAS, THE REGISTRANT AND THE PROPOSED TRANSACTION. Copies of these documents may be obtained free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by the Registrant are available free of charge by accessing the Registrant’s website (www.viewpointfinancialgroup.com, under “SEC Filings”) or by contacting Casey Farrell at (972) 801-5871.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit 2.1	Amendment to merger agreement with LegacyTexas
Exhibit 99.1	Press release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date:	August 29, 2014	By:	/s/ Kari J. Anderson
Kari J. Anderson, Chief Accounting Officer and Interim Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Amendment to merger agreement with LegacyTexas
Exhibit 99.1	Press release